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                                                                      Exhibit 23
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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
MGI PHARMA, INC.:


We consent to incorporation by reference in the Registration Statements (Nos. 33-13785, 33-23098, 33-23099, 33-65026, 33-79024, 333-38453 and 333-57691) on
Form S-8 of MGI PHARMA, INC. of our reports dated February 4, 2000, except as to
Note 8, which is as of March 14, 2000, relating to the balance sheets of MGI PHARMA, INC. as of December 31, 1998 and 1999, and the related statements of operations, cash flows, stockholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 31, 1999, which reports are included or incorporated by reference in the 1999 annual report on Form 10-K of MGI PHARMA, INC.



                                 /s/ KPMG LLP

Minneapolis, Minnesota
March 23, 2000